Registration No. 333-191801

As filed with the Securities and Exchange Commission on January 9, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	6022	27-2980805
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1897 Capital Circle NE, Second Floor

Tallahassee, Florida 32308

(850) 907-2301

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Sammie D. Dixon, Jr.

1897 Capital Circle NE, Second Floor

Tallahassee, Florida 32308

(850) 907-2301

(Name, address, including zip code, and telephone number,

including area code of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

A. George Igler, Esq.

Richard Pearlman, Esq.

Igler and Pearlman, P.A.

2075 Centre Pointe Boulevard

Suite 101

Tallahassee, Florida 32308

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ❑

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ❑

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ❑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer:	❑	Accelerated filer:	❑
Nonaccelerated filer:	❑	Smaller reporting company:	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Amount to be Registered	Proposed Maximum Price Per Share	Proposed Maximum Aggregate Offering Price	Registration Fee
Common Stock	1,200,000	$12.50	$15,000,000	$1,932[1]

[1]	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment Number 3 relates to the Registration Statement filed by Prime Meridian Holding Company (the “Company”) on Form S-1, Registration No. 333-191801 (the “Registration Statement”). In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities that were registered for issuance but remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration any and all of the 774,381 shares of Company common stock registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Company’s offering closed on December 31, 2014, with 425,619 shares sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tallahassee, State of Florida on January 9, 2015.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Sammie D. Dixon, Jr.
Sammie D. Dixon, Jr. Chief Executive Officer, President, and Principal Executive Officer

By:	/s/ Kathleen C. Jones
Kathleen C. Jones Chief Financial Officer, Executive Vice President, and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities indicated on January 9, 2015.

Name and Signature	Title	Date

/S/ SAMMIE D. DIXON, JR.* William D. Crona	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Sammie D. Dixon, Jr.	CEO, President, Principal Executive Officer, & Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Steven L. Evans	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* R. Randy Guemple	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Chris L. Jensen, Jr.	Director	January 9, 2015

/S/ KATHLEEN C. JONES Kathleen C. Jones	CFO, EVP, Principal Financial Officer & Director	January 9, 2015

Name and Signature	Title	Date

/S/ SAMMIE D. DIXON, JR.* Robert H. Kirby	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Frank L. Langston	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Todd A. Patterson, D.O.	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* L. Collins Proctor, Sr.	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Garrison A. Rolle, M.D.	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Steven D. Smith	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Marjorie R. Turnbull	Director	January 9, 2015

/S/ SAMMIE D. DIXON, JR.* Richard A. Weidner	Director	January 9, 2015

*	Pursuant to Power of Attorney dated October 18, 2013.